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                                                                      Exhibit 21

Nathan's Famous, Inc.
SUBSIDIARIES

  State of
Company Name                                           Incorporation
------------                                           -------------
Nathan's Famous, Inc.                                     Delaware
Nathan's Famous Operating Corp.                      .    Delaware
Nathan's Famous Systems, Inc.                             Delaware
Nathan's Famous Services, Inc.                            Delaware
Nathan's Famous of Times Square, Inc.                     New York
Nathan's Famous of New Jersey, Inc.                       New Jersey
Nathan's Roadside Rest, Inc.                              New York
Denek of Hicksville, Inc.                                 New York
Nathan's Famous of Yonkers, Inc.                          New York
Nathan's Famous of Hicksville, Inc.                       New York
Nathan's Famous of Kings Plaza, Inc.                      New York
Nathan's Famous of Farmingdale, Inc.                      New York
Nathan's Famous of 325 Fifth Avenue, Inc.                 New York
Namasil Realty Corp.                                      New York
Nathan's Famous of H.D., Inc.                             Delaware
Nathan's Famous of Crossgates, Inc.                       New York
Nathan's Famous, of Lynbrook, Inc.                        Delaware
Miami Subs Corporation                                    Florida
Miami Subs USA, Inc.                                      Florida
MGIII, Inc.                                               Florida
Miami Subs Real Estate Corp.                              Florida
QSR, Inc.                                                 Florida
Miami Subs of Delaware, Inc.                              Delaware
NF Roasters Corp.                                         Delaware